As filed with the Securities and Exchange Commission on July 31, 1997

                     Registration No. 333-_______

                  SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                            FORM S-8
                     REGISTRATION STATEMENT
                             Under
                   The Securities Act of 1933

                 Cobra Electronics Corporation
    (Exact name of registrant as specified in its charter)

           Delaware                      36-2479991
(State or other jurisdiction of        (I.R.S. Employer
 incorporation or organization)       Identification No.)

    6500 West Cortland Street
        Chicago, Illinois                     60707
Address of principal executive offices)     (Zip Code)


                  Cobra Electronics Corporation
                     1997 Stock Option Plan
                     1995 Stock Option Plan
                   (Full titles of the plans)

Gerald M.  Laures                     Copy to:
Vice President-Finance
   and Corporate Secretary            Jim L. Kaput
Cobra Electronics Corporation         Sidley & Austin
6500 West Cortland Street             One First National Plaza
Chicago, Illinois 60707               Chicago, Illinois 60603
(773) 889-8870                        (312) 853-7000
(Name, address, and telephone number,
including area code, of agent for service)

                CALCULATION OF REGISTRATION FEE
                             Proposed  Proposed
Title of       Amount        Maximum   Maximum
Securities to  to be         Offering  aggregate     Amount of
be registered  registered(1) price per offering      registration
                              share(2) price         fee

Common Stock,   7,500 shares $2.0625   $1,918,593.75 $582
$.33 1/3 par  237,500 shares $2.875    (2)
value         355,000 shares $3.4375


(1) This registration statement also covers an additional and indeterminate number of shares as may become issuable because of the provisions of the Plan relating to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, based upon (i) as to options to purchase 7500 shares of Common Stock, a $2.0625 purchase price per share,
(ii) as to options to purchase 237,500 shares of Common Stock, a $2.875 purchase price per share and (iii) as to 355,000 shares of Common Stock, the average of the high and low sale prices of the Common Stock of the Registrant on The Nasdaq Stock Market on July 25, 1997.

                          PART II
                 INFORMATION REQUIRED IN THE
                   REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Cobra Electronics
Corporation (the "Company") are incorporated herein by reference:

(a) The Company's Annual Report on Form 10-K for the year ended
December 31, 1996 filed under the Securities Exchange Act of
1934, as amended (the "Exchange Act");

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996; and

(c) The description of the Common Stock, par value $.33 1/3, of the Company which is contained in a registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against expenses (including attorneys' fees) actually and reasonably incurred.

In accordance with Section 102(b)(7) of the DGCL, the Company's Certificate of Incorporation, as amended, provides that a director shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain transactions under Section 174 of the DGLC (unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.

The Certificate of Incorporation, as amended, and the By-laws of the Company provide for indemnification of the Company's directors, officers, employees and agents to the fullest extent permitted by applicable law.

Pursuant to Section 145 of the DGCL and the Certificate of Incorporation, as amended, and the By-laws of the Company, the Company maintains directors' and officers' liability insurance coverage.

Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.

Exhibit
  No.   Description

4.1     Certificate of Incorporation, as amended, of the Company.

4.2     By-laws of the Company.

5       Opinion of Sidley & Austin.

23.1    Consent of Deloitte & Touche LLP.

23.2    Consent of Sidley & Austin (contained in Exhibit 5).

24      Powers of Attorney (included on signature page).


Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement;

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remained unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                            SIGNATURES


The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on this 30th day of July,1997.


                          Cobra Electronics Corporation


                          By:  /s/ Gerald M. Laures
                               Gerald M. Laures
                               Vice President-Finance and
                               Corporate Secretary

                POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Cobra Electronics Corporation hereby severally constitute and appoint Jerry Kalov and Gerald M. Laures, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature             Title(s)                   Date


/s/ Jerry Kalov           President and Chief       July 30, 1997
    Jerry Kalov           Executive Officer
                          and Director (Principal
                          Executive Officer)

/s/ James R. Bazet        Executive Vice President  July 30, 1997
    James R. Bazet        and Chief Operating
                          Officer and Director

/s/ Gerald M. Laures      Vice President-Finance    July 30, 1997
    Gerald M. Laures      and Corporate Secretary
                          and Director (Principal
                          Financial and Accounting
                          Officer)

/s/ Carl Korn             Chairman of the Board     July 30, 1997
    Carl Korn             of Directors and Director


/s/ William P. Carmichael Director                 July 30, 1997
    William P. Carmichael

/s/ Samuel B.  Horberg    Director                 July 30, 1997
    Samuel B.  Horberg


/s/ Harold D.  Schwartz   Director                 July 30, 1997
    Harold D.  Schwartz

                         EXHIBIT INDEX

Exhibit
Number     Description of Exhibit

4.1 Certificate of Incorporation, as amended, of the company (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1990 (File No. 0-511), Exhibit 3-1).

4.2 By-laws of the Company (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended
December 31, 1990 (File No. 0-511), Exhibit 3-2).

5*         Opinion of Sidley & Austin.

23.1*      Consent of Deloitte & Touche LLP.

23.2*      Consent of Sidley & Austin (contained in Exhibit 5).

24*        Powers of Attorney (included on signature page).


*Filed herewith

                                                   EXHIBIT 24






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Cobra Electronics Corporation and subsidiaries on Form S-8 of our report dated February 28, 1997, appearing in the Annual Report on Form 10-K of Cobra Electronics Corporation and subsidiaries for the year ended December 31, 1996.


DELOITTE & TOUCHE LLP

July 30, 1997

                                                      Exhibit 5

                        Sidley & Austin
                    One First National Plaza
                     Chicago, Illinois 60603




                         July 30, 1997




Cobra Electronics Corporation
6500 West Cortland Street
Chicago, Illinois 60635

Re:  Cobra Electronics Corporation
     Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Cobra Electronics Corporation, a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 600,000 shares of common stock, par value $.33 1/3, of the Company ("Common Stock") to be offered to participants in the Company's 1997 Stock Option Plan (the "1997 Plan") and the Company's 1995 Stock Option Plan (together with the 1997 Plan, the "Plans").

We are familiar with the Certificate of Incorporation, as amended, and the By-laws of the Company and all amendments thereto and resolutions of the Board of Directors of the Company relating to the Plan and the Registration Statement.

In this connection, we have examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and other corporate documents, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for the opinions set forth herein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

Based upon the foregoing, we are of the opinion that:

1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

2. If, pursuant to the authorization of the Company's Board of Directors, the Company shall issue authorized and unissued shares of Common Stock pursuant to either Plan, such shares will be legally issued, fully paid and non-assessable when (i) the Registration Statement shall have become effective under the Act;
(ii) such shares shall have been duly issued and sold in the manner contemplated by the applicable Plan; and (iii) certificates representing such shares shall have been duly executed, countersigned and registered and duly delivered against receipt by the Company of the consideration (but not less than the par value thereof) provided in the applicable Plan.

We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to the application of the securities or blue sky laws of the various states to the sale of shares of Common Stock.

This opinion is limited to the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons from whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission.

                        Very truly yours,


                        /s/ Sidley & Austin